UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 5, 2021

INVITAE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-36847	27-1701898
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1400 16th Street, San Francisco, California	94103
(Address of principal executive offices)	(Zip Code)

(415) 374-7782

(Registrant’s telephone number,

including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	NVTA	The New York Stock Exchange LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 5, 2021, Jason W. Myers, a member of the board of directors of Invitae Corporation (the “Company”), resigned from the board, including all committees thereof, effective immediately.

Item 8.01	Other Events.

Certain milestones with respect to the Personalized Cancer Monitoring (PCM™) technology of the Company have been achieved or deemed achieved for purposes of that certain Agreement and Plan of Merger and Plan of Reorganization, dated as of June 21, 2020, by and among the Company, ArcherDX, Inc. and certain other parties (the “Agreement”). As a result, the Company will be issuing instructions on July 7, 2021 with respect to the issuance of approximately 14.0 million of shares of its common stock to former securityholders of ArcherDX, Inc. in accordance with the terms of the Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 7, 2021

INVITAE CORPORATION

By:	/s/ Thomas R. Brida
Name: Thomas R. Brida
Title: General Counsel